Exhibit 99(d)

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2002-1


Original Class A Principal                    507,111,000.00
Number of Class A Bonds (000's)                   507,111.00
Original Class B Principal                     52,889,000.00
Number of Class B Bonds (000's)                    52,889.00


Distribution Date                                               2002 Totals

CLASS A
-------
Class A Principal Distributions                                             0.00
Class A Interest                                                    1,156,899.79


CLASS B
-------
Class B Principal Distributions                                             0.00
Class B Interest                                                      158,092.20